EXHIBIT 4.9
                                  -----------

     SUPPLEMENTAL INDENTURE NO. 8 (this "Supplement"), dated as of March 27, 2003, is entered into by and among CONSTELLATION BRANDS, INC. (formerly known as Canandaigua Brands, Inc.), a Delaware corporation (the "Company"), CBI AUSTRALIA HOLDINGS PTY LIMITED, ACN 103 359 299, an unlisted proprietary company incorporated in the Commonwealth of Australia and taken to be registered in the Australian Capital Territory and an indirect wholly-owned subsidiary of the Company ("CBI Australia"), CONSTELLATION AUSTRALIA PTY LIMITED, ACN 103 362 232, an unlisted proprietary company incorporated in the Commonwealth of Australia and taken to be registered in the Australian Capital Territory and an indirect wholly-owned subsidiary of the Company (together with CBI Australia, the "New Guarantors"), and BNY MIDWEST TRUST COMPANY (successor trustee to Harris Trust and Savings Bank and The Bank of New York, as applicable), as trustee (the "Trustee").

                 RECITALS OF THE COMPANY AND EACH NEW GUARANTOR

     WHEREAS, the Company, the Guarantors and the Trustee have executed and delivered an Indenture, dated as of February 25, 1999; a Supplemental Indenture No. 1, dated as of February 25, 1999 with respect to the issuance by the Company of its 8 1/2% Senior Subordinated Notes due 2009 in the aggregate principal amount of $200,000,000 (the "First Supplemental Indenture"); a Supplemental Indenture No. 2 dated as of August 4, 1999 with respect to the issuance by the Company of its 8 5/8% Senior Notes due 2006 in the aggregate principal amount of $200,000,000 (the "Second Supplemental Indenture"); a Supplemental Indenture No. 3 dated as of August 6, 1999 with respect to the guarantee of the Indenture Obligations by new Subsidiaries of the Company (the "Third Supplemental Indenture"); a Supplemental Indenture No. 4 dated as of May 15, 2000 with respect to the issuance by the Company of its 8 1/2% Series C Senior Notes due 2009 in the aggregate principal amount of (pound) 154,000,000 (the "Fourth Supplemental Indenture"); a Supplemental Indenture No. 5 dated as of September 14, 2000 providing for certain amendments to the Fourth Supplemental Indenture (the "Fifth Supplemental Indenture"); a Supplemental Indenture No. 6 dated as of August 21, 2001 with respect to the guarantee of the Indenture Obligations (the "Sixth Supplemental Indenture"); and a Supplemental Indenture No. 7 dated as of January 23, 2002 with respect to the issuance by the Company of its 8 1/8% Senior Subordinated Notes due 2012 in the aggregate principal amount of $250,000,000 (the "Seventh Supplemental Indenture") (the First Supplemental Indenture, Second Supplemental Indenture, Third Supplemental Indenture, Fourth Supplemental Indenture, Fifth Supplemental Indenture, Sixth Supplemental Indenture and Seventh Supplemental Indenture are collectively referred to herein as the "Indentures");

     WHEREAS, the Guarantors guarantee, jointly and severally, the full and punctual payment and performance when due of all Indenture Obligations;

     WHEREAS,  pursuant to (i) Section 3.10 of the First Supplemental Indenture;
(ii) Section 3.9 of the Second Supplemental Indenture; (iii) Section 4.15 of the Fourth Supplemental Indenture; and (iv) Section 3.10 of the Seventh Supplemental Indenture, the New Guarantors are obligated to enter into this Supplement thereby guaranteeing the punctual payment and performance when due of all Indenture Obligations;

     WHEREAS,  pursuant to (i) Section 11.1 of the First Supplemental Indenture;
(ii) Section 9.1 of the Second Supplemental Indenture; (iii) Section 8.01 of the Fourth Supplemental Indenture; and Section 11.1 of the Seventh Supplemental Indenture, the Company, the New Guarantors and the Trustee may enter into this Supplement without the consent of any Holder;

     WHEREAS, the execution and delivery of this Supplement have been duly authorized by Board Resolutions of the respective Boards of Directors of the Company and each New Guarantor; and

     WHEREAS, all conditions and requirements necessary to make the Supplement valid and binding upon the Company and each New Guarantor, and enforceable against the Company and each New Guarantor in accordance with its terms, have been performed and fulfilled.

     NOW, THEREFORE, in consideration of the above premises, each of the parties hereto agrees, for the benefit of the others and for the equal and proportionate benefit of the Holders of the Securities, as follows:


                                   ARTICLE ONE
                                THE NEW GUARANTEE

     Section 1.01. For value received, each New Guarantor hereby absolutely, unconditionally and irrevocably guarantees (the "New Guarantee"), jointly and severally among itself and the Guarantors, to the Trustee and the Holders, as if such New Guarantor was the principal debtor, the punctual payment and performance when due of all Indenture Obligations (which for purposes of the New Guarantee shall also be deemed to include all commissions, fees, charges, costs and other expenses (including reasonable legal fees and disbursements of one counsel) arising out of or incurred by the Trustee or the Holders in connection with the enforcement of this New Guarantee). The agreements made and obligations assumed hereunder by each New Guarantor shall constitute and shall be deemed to constitute a Guarantee under the Indentures and for all purposes of the Indentures, and each New Guarantor shall be considered a Guarantor for all purposes of the Indentures as if such New Guarantor was originally named therein as a Guarantor.

     Section 1.02. The New Guarantee shall be released upon the occurrence of the events as provided in the Indenture.

     Section 1.03. Each New Guarantor hereby waives, and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Subsidiary as a result of any payment by such New Guarantor under its Guarantee under the Indentures.

                                   ARTICLE TWO
                                  MISCELLANEOUS

     Section 2.01. Except as otherwise expressly provided or unless the context otherwise requires, all terms used herein which are defined in the Indenture shall have the meanings assigned to them in the Indentures. Except as supplemented hereby, the Indentures (including the Guarantees incorporated therein) and the notes issued pursuant thereto are in all respects ratified and confirmed and all the terms and provisions thereof shall remain in full force and effect.

     Section 2.02. This Supplement shall be effective as of the close of business on March 27, 2003.

     Section 2.03. The recitals contained herein shall be taken as the statements of the Company and each New Guarantor, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplement.

     Section 2.04. This Supplement shall be governed by and construed in accordance with the laws of the jurisdiction which governs the Indentures and their construction.

     Section 2.05. This Supplement may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed and attested all as of the day and year first above written.

                                         CONSTELLATION BRANDS, INC.


                                         By: /s/ Thomas S. Summer
                                             -----------------------------------
                                             Name:  Thomas S. Summer
                                             Title: Executive Vice President &
                                                    Chief Financial Officer
Attest:

       /s/ David Sorce
       -------------------------
Name:  David Sorce
Title: Secretary

                                         CBI AUSTRALIA HOLDINGS PTY LIMITED


                                         By: /s/ Thomas S. Summer
                                             -----------------------------------
                                             Name:  Thomas S. Summer
                                             Title: Director and Chief Financial
                                                    Officer
Attest:

       /s/ Thomas D. Roberts
       -------------------------
Name:  Thomas D. Roberts
Title: Vice President

                                         CONSTELLATION AUSTRALIA PTY LIMITED


                                         By: /s/ Thomas S. Summer
                                             -----------------------------------
                                             Name:  Thomas S. Summer
                                             Title: Director and Chief Financial
                                                    Officer
Attest:

       /s/ Thomas D. Roberts
       -------------------------
Name:  Thomas D. Roberts
Title: Vice President

                                         BNY MIDWEST TRUST COMPANY


                                         By: /s/ D. G. Donovan
                                             -----------------------------------
                                             Name:  D. G. Donovan
                                             Title: Assistant Vice President
Attest:

       /s/ M. Callahan
       -------------------------
Name:  Mary Callahan
Title: Assistant Vice President